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                                                                    EXHIBIT 5.1

[LETTERHEAD OF TORYS LLP]                               Andrew J. Beck
                                                        Direct Tel. 212.880.6010
                                                        Direct Fax  212.880.6056
                                                        abeck@torys.com

                                       July 26, 2004


G.G.S. Plastic Engineering Inc.
40 Simpson Road
Bolton, Ontario L7E 1Y4


Dear Sir or Madam:

                  We have acted as counsel for G.G.S. Plastic Engineering Inc., an Ontario corporation (the "Company"), in connection with the registration statement on Form SB-2 filed by the Company under the Securities Act of 1933, as amended, with respect to 2,400,000 common shares, without par value (the "Shares"), of the Company to be offered by certain selling shareholders.

                  In connection with such registration statement, we have made such investigations and examined such documents and proceedings as we considered relevant for the purpose of giving the opinions expressed below, including examining:

          (a)     a certified copy of the articles and by-laws of the Company;
                  and

          (b) a certified copy of a resolution of the directors of the Company relating to the issuance and sale of the Shares.

                  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed or photostatic copies. Where appropriate, we have relied upon the certificates of public officials. The opinions expressed below are limited to the laws of the Province of Ontario and the laws of Canada as applicable therein and are based on legislation or regulations in effect on the date hereof.

                  Based and relying upon and subject to the foregoing, we are of the opinion that:

1.        The Company is incorporated and existing under the laws of Canada.

2. The Shares have been validly issued and are outstanding as fully paid and non-assessable Shares in the capital of the Company.




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                  We hereby consent to the filing of this opinion as an exhibit to the foregoing registration statement.


                                       Very truly yours,

                                       /s/ Torys LLP



/bmt